UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6830 Old Dominion Drive, McLean, Virginia 22101

(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 20, 2017, Southern National Bancorp of Virginia, Inc. (“SONA”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) pursuant to which SONA issued and sold $27 million in aggregate principal amount of 5.875% Fixed-to-Floating Rate Subordinated Notes due January 31, 2027 (the “Notes”). SONA issued the Notes to the Purchasers at a purchase price equal to 100% of the face value of the Notes.

The Notes have a stated maturity date of January 31, 2027, and bear interest at a fixed rate of 5.875% per year, from January 20, 2017 until but excluding January 31, 2022, computed on the basis of a 360-day year consisting of twelve 30-day months, payable quarterly in arrears. From and including January 31, 2022, until but excluding the maturity date or early redemption date, the interest rate will reset quarterly to an interest rate per year equal to the then-current three-month LIBOR plus 395 basis points, computed on the basis of a 360-day year and the actual number of days elapsed each month, payable quarterly in arrears. The notes are redeemable, in whole or in part, on or after January 20, 2022, and at any time upon the occurrence of certain events.

The Purchase Agreement contains customary representations, warranties, and covenants made by SONA, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes were offered and sold by SONA to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Regulation D thereunder.

The form of Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description herein of the Purchase Agreement is a summary and is qualified in its entirety by reference to the form of Purchase Agreement.

The Notes are not convertible into or exchangeable for any other securities or assets of SONA or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. Prior to January 20, 2022, the Company may redeem the Notes, in whole or in part, only under certain limited circumstances set forth in the Notes. On or after January 20, 2022, SONA may redeem the Notes at its option, in whole or in part, at any time and from time to time by providing notice to the holders at least 30 but no more than 60 days prior to the redemption date. Any redemption must be at a redemption price equal to 100% of the outstanding principal amount of the Notes being redeemed, plus accrued but unpaid interest, to but excluding the redemption date.

Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, subordinated obligations of SONA and rank junior in right of payment to the prior payment in full of all existing claims of creditors of SONA and depositors of SONA’s subsidiary, Sonabank (the “Bank”), whether currently outstanding or created, assumed, guaranteed, or incurred in the future.

2

The Notes were designed to qualify as Tier 2 capital under the Federal Reserve’s capital guidelines. SONA intends to use the use the proceeds of the offering for general corporate purposes, including but not limited to contributing capital to the Bank.

The form of Note is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Notes herein is a summary and is qualified in its entirety by reference to the form of Note.

A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of 5.875% Fixed-to-Floating Rate Subordinated Notes due January 31, 2027

10.1	Form of Subordinated Note Purchase Agreement, dated January 20, 2017

99.1	Press release dated January 20, 2017

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern National Bancorp of Virginia, Inc.

Date: January 24, 2017	By:	/s/ William H. Lagos
William H. Lagos
Senior Vice President and
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 5.875% Fixed-to-Floating Rate Subordinated Notes due January 31, 2027

10.1	Form of Subordinated Note Purchase Agreement, dated January 20, 2017

99.1	Press release dated January 20, 2017

5